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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




 Date of Report (Date of earliest event reported)          February 14, 2005



                           CONTANGO OIL & GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                001-16317              95-4079863
  (State or other jurisdiction     (Commission            (IRS Employer
        of incorporation)         File Number)         Identification No.)



                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                    (Address of principal executive offices)

                                 (713) 960-1901
              (Registrant's telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)

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ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On February 14, 2005, the Company announced financial results for the three and six months ended December 31, 2004.

     Contango Oil & Gas Company reported net income attributable to common stock for the three months ended December 31, 2004 of $13.1 million, or $1.01 per basic and diluted share, compared to a net income attributable to common stock for the three months ended December 31, 2003 of $4.1 million, or $0.44 per basic and $0.33 per diluted share. Natural gas and oil sales from continuing and discontinued operations for the three months ended December 31, 2004 were $7.3 million, up from $6.0 million for the three months ended December 31, 2003. EBITDAX was $21.8 million for the three months ended December 31, 2004, up from EBITDAX for the three months ended December 31, 2003 of $10.4 million.

     Net income attributable to common stock for the six months ended December 31, 2004 was $14.6 million, or $1.12 per basic and diluted share, compared to a net income attributable to common stock for the six months ended December 31, 2003 of $7.0 million, or $0.75 per basic and $0.58 per diluted share. Natural gas and oil sales from continuing and discontinued operations for the six months ended December 31, 2004 were $14.0 million, down from $14.2 million for the six months ended December 31, 2003. EBITDAX was $26.8 million for the six months ended December 31, 2004, up from EBITDAX for the six months ended December 31, 2003 of $18.4 million.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

     The following is a list of exhibits filed as part of this Form 8-K. Where so indicated by footnote, exhibits, which were previously filed, are incorporated by reference.

Exhibit No.                          Description of Document
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     99.1          Press release dated February 14, 2005.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CONTANGO OIL & GAS COMPANY



Date:  February 14, 2005              By:   /s/  KENNETH R. PEAK
                                            ------------------------------------
                                            Kenneth R. Peak
                                            Chairman and Chief Executive Officer

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